Exhibit 99.1

GameSquare Announces Acquisition of Click Management,

Profitably Expanding Talent Capabilities

Acquisition of high-performing agency expected to be accretive to profitability in 2025

As part of the integration, GameSquare to divest Frankly Media,

and consolidate Sideqik into Stream Hatchet

Management expects second half of 2025 proforma revenue of $36.8 million, and adjusted EBITDA of $2.9 million

FRISCO, TEXAS / September 11, 2025 – GameSquare Holdings, Inc. (NASDAQ: GAME) (“GameSquare” or the “Company”) a next-generation media, entertainment, technology and onchain treasury company, today announced the $8.5 million (plus contingent earnouts) acquisition of Click Management (“Click”), a leading talent management firm founded in Australia with a growing U.S. presence.

Regularly named as one of the top digital creator agencies by Business Insider, and recently awarded “Best Talent Management Agency” by industry body AiMCO, Click closed over 545 commercial deals globally in 2024, with an annual revenue of $12.4 million, and has assembled one of the largest English-speaking gaming rosters, with 75 active talent. For the second half of 2025, GameSquare expects Click to contribute $14.5 million of annualized pro-forma revenue and approximately $1.2 million of annualized pro-forma EBITDA. In addition, the Company expects revenue and cost synergies to materially increase Click’s EBITDA contribution for the remainder of 2025 and into 2026.

“Talent is at the core of today’s creator economy, and bringing Click into the GameSquare family accelerates our long-term strategy,” said Justin Kenna, CEO of GameSquare. “Click has built one of the strongest rosters and commercial engines in the creator economy. Together, we’ll unlock new opportunities for brands and creators, accelerate profitable growth, and cement GameSquare’s position at the forefront of gaming, media, and onchain innovation.”

Building the Future of Creator-Led Media

The addition of Click strengthens GameSquare’s talent management platform, adding a proven team and a portfolio of top-tier talent relationships. Together, GameSquare and Click will:

●	Expand the Company’s reach into creator-led brand partnerships and activations;
●	Accelerate growth opportunities within GameSquare’s media, agency, and experiences ecosystem; and
●	Drive immediate cost and revenue synergies by integrating Click throughout GameSquare’s existing platform.

Under the terms of the purchase agreement, GameSquare will acquire all outstanding shares of Click for an initial cash payment of $4.5 million at close and $4.0 million within 60 days of December 31, 2025. In addition, Click will be eligible to receive up to an additional $3.0 million in additional consideration (an “earn-out”) over the next two calendar years upon the achievement of financial performance targets.

Grace Watkins, Co-CEO of Click, said: “Since we founded Click, our mission has always been to be the growth engine for creators. This partnership with GameSquare, whose vision aligns so closely with ours, gives us the ability to accelerate that mission and cement Click’s role as a global leader in the creator economy.”

Emma Barnes, Co-CEO of Click, added: “This is such an exciting milestone for Click and our creators. In partnership with GameSquare, we can provide more resources, more reach, and more opportunities for our creators to succeed on a global scale.”

Profit Focused Integration and Optimization Strategies

In conjunction with the acquisition, GameSquare is pursuing several initiatives to optimize the Company’s operations, sharpen strategic focus and improve profitability.

GameSquare is immediately integrating Click into its media and agency business, which already includes Zoned Gaming and GameSquare Experiences.

GameSquare is discontinuing operations of Frankly, its programmatic advertising solutions provider. The closing of Frankly reflects GameSquare’s strategic shift toward optimizing its business model by exiting non-core, lower-margin operations. This decision also aligns with the Company’s goal of eliminating operating losses and cash burn while concentrating resources on high growth areas such as agency, media and technology. For the year ending December 31, 2024, Frankly contributed $46.9 million in sales, had a gross margin of $2.2 million, and produced an EBITDA loss of $1.1 million. The cessation of Frankly operations is expected to be completed on September 15, 2025, and is anticipated to be accretive to profitability and gross margin.

Finally, the Company has consolidated Sideqik, a technology enabled CRM solutions provider to brands and marketers, into Stream Hatchet, a business intelligence suite that offers game publishers, brands, and IP holders with unparalleled insights to navigate the complexities of the emerging content form. Going forward, the consolidated business will go to market as Hatchet and provide a comprehensive offering of technology and managed services to global brands, game publishers and marketers. The consolidation is expected to reduce annual operating expenses by $1.25 million.

Financial Outlook

On a proforma basis, which includes Click’s financial results for the second half of 2025, with the expected contribution of the Company’s onchain treasury management strategy and the closing of Frankly, the Company expects the following:

Second Half 2025 Proforma Guidance
Revenue	$36.8 million
Adjusted EBITDA	$2.9 million

As of August 31, 2025, the Company had $87.7 million in cash and onchain holdings and no debt outstanding. As of September 9, 2025 the Company had 98,380,767 common shares outstanding and a market capitalization of $73.8 million (using the September 9, 2025 closing price of $0.75 per common share). Based on these figures, GameSquare’s current mNAV and net asset value per common share is $0.84 and $0.89, respectively.

The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA to the most directly comparable GAAP measure for the second half of fiscal 2025 because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including, but not limited to, changes in the fair value of market-based investments, acquisition-related expenses, and other non-recurring items that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company’s control and as a result it is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its second half of fiscal 2025 guidance.

GameSquare expects to provide full-year 2026 guidance in conjunction with its third quarter 2025 earnings release in November 2025.

“GameSquare is entering a new era supported by the growing success of our onchain treasury management strategy and ongoing optimization efforts. With the addition of Click, the divestment of Frankly, and the consolidation of Hatchet, we’re leaner, stronger, and more profitable than ever. We’re building a platform that can scale globally, deliver consistent results, and create real value for our shareholders,” Kenna concluded.

About GameSquare Holdings, Inc.

GameSquare (NASDAQ: GAME) is a cutting-edge media, entertainment, and technology company transforming how brands and publishers connect with Gen Z, Gen Alpha, and Millennial audiences. With a platform that spans award-winning creative services, advanced analytics, and FaZe Clan, one of the most iconic gaming organizations, we operate one of the largest gaming media networks in North America. Complementing our operating strategy, GameSquare operates a blockchain-native Ethereum treasury management program designed to generate onchain yield and enhance capital efficiency, reinforcing our commitment to building a dynamic, high-performing media company at the intersection of culture, technology, and next-generation financial innovation.

To learn more, visit www.gamesquare.com and holdings.gamesquare.com to track the value of GameSquare’s onchain assets in real time.

About Click Management

Click Management is a leading talent management company representing creators and digital influencers. Founded by Grace Watkins, Emma Barnes and Elliott Watkins, Click has established itself as a global leader in digital talent management, and a trusted partner for talent and brands alike, helping creators grow their businesses and connecting them with world-class opportunities.

For more information, visit www.clickmedia.group.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s future performance, the success of the acquisition, and integration, the benefits of the Company’s divestiture of Frankly and restructuring efforts, revenue, growth and profitability; and the Company’s ability to execute on its current and future business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s ability to grow its business and being able to execute on its business plans, the financial and business benefits of acquisitions, divestitures, and restructuring efforts, the success of Company’s vendors and partners in their provision of services to the Company, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com